                                                                 Exhibit 10.55

                                  CONFIDENTIAL
                                  ------------

                                 AMENDMENT NO. 1

      THIS AMENDMENT NO. 1 (the "Amendment") is made and entered into as of this __ day of November, 2001, among Plug Power Inc., a Delaware corporation ("PP"), GE Microgen (f/k/a GE On-Site Power), a Delaware corporation, GE Power Systems business of General Electric Company, a New York corporation having offices at 1 River Road, Schenectady, New York 12345 (hereinafter referred to as "GE") and GE Fuel Cell Systems, L.L.C., a Delaware limited liability company (GE
Microgen, GE Power Systems and GE Fuel Cell Systems are hereinafter collectively referred to as "GE"). GE and PP are referred to individually herein as a "Party", and collectively as the "Parties".

      WHEREAS, GE and PP entered into an Agreement dated August 27, 1999 (the "Agreement"), in order to set forth, among other things, PP's obligation to purchase technical support services from GE;

      WHEREAS, GE and PP now desire amend the Agreement in order extend the time within which PP is obligated to purchase such technical support services from GE;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of are hereby acknowledged, the Parties hereto agree as follows:

1.  AGREEMENT REVISION

    Section 4.3 of the Agreement is deleted in its entirety and replaced with the following:

              PP shall satisfy the PP Commitment during the time period set forth in Section 4.1 above (including amounts credited toward the PP Commitment in accordance with Section 4.4 below), by no later than September 30, 2004. If, by September 30, 2004 , PP fails to satisfy the PP Commitment then PP shall pay GE, as liquidated damages for such failure, the difference between $12,000,000 and the amount purchased hereunder.

    In the event of a conflict between the terms of this Amendment and any other ancillary documents related thereto, the terms of this Amendment shall apply.

    This Amendment may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart to this Amendment.

    This Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

    Except as expressly set forth herein, this Amendment in no way alters or affects any other terms of the Agreement, which otherwise remains in full force and effect.

    IN WITNESS WHEREOF, the Parties have entered into and executed this Amendment as of the date first above written.

                            GENERAL ELECTRIC COMPANY

                            By:____________________________
                            Name:
                            Title:

                            PLUG POWER, INC

                            By:____________________________
                            Name:  Gregory A. Silvestri
                            Title:  Chief Operating Officer